                                   Exhibit 5

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
5400 Renaissance Tower                WINSTEAD            (214) 745-5400
1201 Elm Street                       SECHREST            Telecopier (214) 745-5390
Dallas, Texas 75270-2199              & MINICK
                             A Professional Corporation
DALLAS HOUSTON AUSTIN          Attorneys & Counselors     Direct Dial:
MEXICO CITY                                               214/745-5274
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                                  June 7, 1996





PMC Commercial Trust
17290 Preston Road, 3rd Floor
Dallas, Texas   75252

Ladies and Gentlemen:

         We have acted as counsel to PMC Commercial Trust (the "Company") in connection with the registration and sale under the Securities Act of 1933, as amended (the "Securities Act"), by the Company of 2,060,000 common shares of beneficial interest, par value $.01 per share (the "Common Shares") (plus an underwriters' over-allotment option for 300,000 Common Shares, collectively, the "Offered Shares") pursuant to a Registration Statement on Form S-11 (File No. 333-2757) (the "Registration Statement"). In our capacity as counsel to the Company, we have participated in various proceedings relating to the Company and we are familiar with its affairs. In addition, we have examined the records of the Company and such other records, instruments and documents as we have deemed necessary as a basis for this opinion. Based upon such participation and examination, we are of the opinion that the Offered Shares have been duly and validly authorized and, when issued against payment of the consideration therefor, will be legally authorized, fully-paid and non-assessable.

         The opinions expressed herein are as of the date hereof, and are based upon facts and conditions presently known to us, the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim, any obligation to advise you of any change with respect to any matter set forth herein.

         The opinions expressed herein are limited to the laws of the State of Texas and the laws of the United States of America.

         We express no opinion as to any matter other than as is expressly set forth herein, and no opinion is to, or may, be inferred or implied herefrom.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus contained therein. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Yours very truly,

                                        WINSTEAD SECHREST & MINICK P.C.


                                        By:  /s/ Kenneth L. Betts
                                           -----------------------------------
                                                 Kenneth L. Betts